Exhibit 99.1

2020 Calamos Court Naperville, IL 60563-2787 www.calamos.com

News Release
FOR IMMEDIATE RELEASE
Contact:
Cris Wasiak
Chief Financial Officer
630-577-9688
IR@calamos.com
Calamos Asset Management, Inc. Reports Third Quarter 2009 Results
and Declares Dividend
     NAPERVILLE, Ill., October 27, 2009 — Calamos Asset Management, Inc. (NASDAQ: CLMS) today reported results for the third quarter of 2009. The unaudited financial results summarized below are first presented in accordance with GAAP followed by a discussion of these results on an as-adjusted basis, which excludes the impact of certain one-time income tax expenses. Management considers the exclusion of certain one-time items to provide a more relevant comparison of the periods presented.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2009	2008	2009	2008

Revenues	$73,798	$101,807	$200,446	$324,738
Operating expenses	$46,424	$57,696	$138,498	$187,087
Operating income	$27,374	$44,111	$61,948	$137,651
Operating margin	37.1%	43.3%	30.9%	42.4%

Net income (loss) attributable to Calamos Asset Management, Inc.	$2,590	$(799)	$7,729	$1,546
Diluted earnings per share	$0.13	$(0.05)	$0.39	$0.06
     Additionally, the Company declared a regular quarterly dividend of 5.5 cents per share payable on November 25, 2009 to shareholders of record on November 10, 2009.
Management Commentary
     “This past quarter’s results benefited from the improving outlook and the positive performance of the financial markets. We also benefited from the out-performance of many of our investment strategies. To prepare our organization for this improving environment, we continue to diversify and expand our distribution relationships across all channels, both domestically and internationally. In particular we are focusing on expanding our presence in the institutional and retirement plan marketplaces. We are committed to efficiently managing our business, which has contributed to our strong quarterly operating results,” said John P. Calamos, Sr. chairman, chief executive and co-chief investment officer.
     “Institutional business continues to strengthen as we expand the number of relationships and increase the percentage of mandates awarded. We view the global institutional marketplace as a strategic growth opportunity and continue to make investments in that market segment.”
     “Mutual fund net flows remained challenging during this past period. While investor appetite remains strong for fixed income funds, interest in domestic equity products has been tepid industry-wide. Given that equity strategies comprise a large portion of our assets under management this has been an especially challenging environment. During the third quarter we have seen solid gross sales in our investment strategies with positive flows into our defensive equity, market neutral, global, and fixed income strategies. However, redemption activity has remained a challenge for us through the third quarter,” Calamos continued.
     “We attribute interest in these strategies to strong short- and long-term investment performance. Over the past twelve months, all thirteen of our open-end mutual funds have performed in the upper half of their peer group, while eight of the thirteen have performed in the uppermost quartile. Our long-term fund performance has been even more impressive, where four of our six funds with a ten year track record have performed better than ninety percent of the funds in their peer groups. As a result, we believe that we are well positioned to capitalize on the return of investors’ appetite for domestic equity strategies.”
     “The corporate investment portfolio performed well this past quarter and has contributed to the positive quarterly and annual returns throughout 2009. Under accounting rules, certain gains and losses impact the income statement while certain unrealized gains and losses impact equity. The corporate portfolio objective is to produce positive performance on a net basis of these two components, which it has accomplished throughout 2009” Calamos concluded.
Assets Under Management
     Assets under management as of September 30, 2009 were $30.5 billion, representing an increase of $3.5 billion, or 13 percent, from the previous quarter end. The increase was comprised of $3.8 billion in market appreciation and net redemptions of $0.3 billion. Average assets under management were $28.7 billion during the third quarter of 2009, compared to $38.4 billion for the same period one year ago.
     On a year to date basis, assets under management as of September 30, 2009 increased by $6.5 billion, or 27 percent, to $30.5 billion. The increase was comprised of $7.1 billion in market appreciation partially offset by net redemptions of $0.6 billion. Average assets under management were $26.0 billion for the first nine months of 2009, compared to $41.1 billion for the same period one year ago.
Financial Results
     When evaluating the Company’s operations, management adjusts results to exclude the effect of one-time items, as presented in Table C. As these items are not expected to recur, management believes that excluding them provides a better comparison of the Company’s performance for the periods presented. The following comparisons are presented on an as-adjusted basis, where appropriate.
     Third quarter revenues were $73.8 million, an increase of 10 percent from the second quarter of 2009 and a 28 percent decrease from $101.8 million in the third quarter of 2008. The year-over-year variance was driven mostly by a 25 percent decrease in average assets under management.
     For the three months ended September 30, 2009, operating expenses were $46.4 million, a decrease of $11.3 million, or 20 percent, from $57.7 million in the same period in 2008. The decline in third quarter 2009 operating expenses compared to the prior year remains consistent with our continued focus on expense control, including improved operational and personnel efficiency, as well as an intense focus on managing discretionary spending. Further, the reduction in mutual fund assets under management significantly reduced distribution expenses by $6.2 million and contributed to the reduction of asset-related marketing and sales promotion expense by $0.6 million during the current quarter when compared to the same quarter a year ago. Amortization of deferred sales commissions decreased by $3.5 million, or 58 percent, from the same quarter a year ago resulting from the second quarter 2009 change in estimated remaining life of the deferred sales commission asset. In contrast, compensation expense increased by $1.1 million from the same quarter a year ago as reductions in staffing levels were more than offset by increases in performance related incentive accruals. Third quarter 2008 compensation expenses were significantly reduced to reflect the decrease in year-to-date annual incentive compensation expense in response to the effects on the Company of the global financial crisis during the second half of 2008.
     Operating income was $27.4 million for the third quarter of 2009 versus $21.4 million for the second quarter of 2009 and $44.1 million for third quarter of 2008. Operating margin was 37.1 percent for the current quarter, up from 31.9 percent in the previous quarter and down from 43.3 percent in the year-earlier period. The significant improvement in operating performance from second quarter 2009 results is attributable to revenue growth generated from the increase in assets under management, together with our focus on managing our operating expense structure more efficiently. Overall diluted earnings per share for the third quarter of 2009 were $0.13 versus a loss of $0.05 for the same period a year ago.
     Revenues for the first nine months of 2009 were $200.4 million, a 38 percent decrease from $324.7 million for the same period in 2008, resulting mostly from a 37 percent decrease in average assets under management. For the nine months ended September 30, 2009, operating expenses were $138.5 million, a 26 percent decrease from $187.1 million in 2008 due to comprehensive expense reduction measures that improved operational efficiency and reduced both staffing levels and discretionary spending firm-wide. Operating income was $61.9 million versus $137.7 million for 2008. Operating margin was 30.9 percent compared with 42.4 percent for the year-earlier period. Diluted earnings per share were $0.39 in the first nine months of 2009 compared to adjusted results of $0.40 for 2008.
Non-Operating Results
     Non-operating loss, net of non-controlling interest in partnerships was $8.1 million during the third quarter of 2009 as presented in Table A compared to a loss of $51.0 million in the prior-year period, which principally reflected the impact that the global financial market crisis had on the investment portfolio during the third quarter of 2008. For the nine months ended September 30, 2009, non-operating loss, net of non-controlling interest in partnerships was $3.9 million compared to $75.5 million in 2008. Net interest expense of $5.3 million was $17.3 million lower than the first nine months of 2008 due to the Company’s decision to reduce its long-term indebtedness during the fourth quarter of 2008.
     For the three and nine months ended September 30, 2009, the net gain on our investment portfolio as presented in Table B was $10.4 million, a return of 4.6% for the current quarter, and $31.8 million, a return of 14.6% for year-to-date September 2009. The performance of the portfolio is consistent with the current investment objective of stability of principal through a hedge overlay strategy. However due to differing financial accounting treatments, not all changes in the portfolio’s value are reported in current earnings. Instead, all gains and losses from the derivatives that we own are reported in the Statement of Operations, among others, while certain unrealized gains and losses are captured as a component of equity until realized. Therefore in the current quarter, investment income (loss) of ($6.1) million (as presented in both Table A and Table B) decreased earnings, primarily reflecting net losses on derivative instruments used to actively hedge the equity market risk in our portfolio, while the component of our portfolio that impacts equity generated net unrealized gains of $16.6 million.
Investor Conference Call
     Management will hold an investor conference call at 4 p.m. Central time on Tuesday, October 27. To access the live call and view management’s presentation, visit the Investor Relations section of the Company’s website at http://investors.calamos.com. Alternatively, participants may listen to the live call by dialing 888-529-1786 (706-679-5623 outside the U.S.), then entering conference ID number 36177506. A replay of the call will be available until the end of the day on November 4th by dialing 800-642-1687 (706-645-9291 outside the U.S.), then entering conference ID number 36177506. A webcast also will be available on the Investor Relations section of our website at http://investors.calamos.com for 90 days following the date of the call.
     Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified investment firm offering equity, fixed income, convertible and alternative investment strategies, among others. The Company serves institutions and individuals via separately managed accounts and a family of open-end and closed-end funds, offering a risk-managed approach to capital appreciation and income-producing strategies. For more information, visit www.calamos.com.
     From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in the Company’s annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Calamos Asset Management, Inc.
Consolidated Condensed Statements of Operations
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues:
Investment management fees	$52,868	$71,479	$142,362	$227,202
Distribution and underwriting fees	20,271	29,446	56,287	94,734
Other	659	882	1,797	2,802

Total revenues	73,798	101,807	200,446	324,738
Expenses:
Employee compensation and benefits	17,686	16,547	53,155	60,001
Distribution and underwriting expense	15,713	21,922	42,473	70,955
Amortization of deferred sales commissions	2,494	6,002	9,710	18,088
Marketing and sales promotion	2,627	3,527	8,089	9,598
General and administrative	7,904	9,698	25,071	28,445

Total operating expenses	46,424	57,696	138,498	187,087

Operating income	27,374	44,111	61,948	137,651
Non-operating loss	(7,972)	(78,644)	(3,615)	(116,385)

Income (loss) before income taxes	19,402	(34,533)	58,333	21,266
Income taxes	1,670	(394)	5,096	11,744

Net income (loss)	17,732	(34,139)	53,237	9,522
Net (income) loss attributable to non-controlling interest in Calamos Holdings LLC	(15,001)	5,681	(45,178)	(48,904)
Net (income) loss attributable to non-controlling interest in partnerships	(141)	27,659	(330)	40,928

Net income (loss) attributable to Calamos Asset Management, Inc.	$2,590	$(799)	$7,729	$1,546

Earnings (losses) per share
Basic	$0.13	$(0.04)	$0.39	$0.08

Diluted (1)	$0.13	$(0.05)	$0.39	$0.06

Weighted average shares outstanding
Basic	19,621,137	19,453,173	19,616,455	19,842,888

Diluted (1)	20,090,577	96,829,687	19,948,616	97,160,244

(1)	Diluted earnings per share is calculated (a) assuming Calamos Family Partners, Inc. (CFP) and John P. Calamos, Sr. exchanged all of their ownership interest in Calamos Holdings LLC for, and CFP converted all outstanding shares of Calamos Asset Management, Inc.’s Class B common stock into, shares of Calamos Asset Management, Inc’s Class A common stock (collectively, the Exchange) and (b) including the effect of outstanding dilutive equity incentive compensation awards.

Effective March 1, 2009, the Company amended its certificate of incorporation requiring that the Exchange be based on a fair value approach (details of the amendments are set forth in the Company’s Schedule 14C filed with the Securities and Exchange Commission on January 12, 2009). The amendment results in the same or fewer shares of Class A common stock being issued at the time of the Exchange and, as a result, the effects of the Exchange would be anti-dilutive.

Calamos Asset Management, Inc.
Assets Under Management
(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Mutual Funds
Beginning assets under management	$20,003	$30,693	$17,498	$34,835
Net purchases (redemptions)	21	(1,011)	95	(1,742)
Market appreciation (depreciation)	2,832	(4,834)	5,263	(8,245)

Ending assets under management	22,856	24,848	22,856	24,848

Average assets under management	21,382	28,649	19,092	30,714

Institutional and Managed Accounts
Beginning assets under management	7,029	10,517	6,542	11,373
Net redemptions	(302)	(360)	(710)	(171)
Market appreciation (depreciation)	960	(1,676)	1,855	(2,721)

Ending assets under management	7,687	8,481	7,687	8,481

Average assets under management	7,339	9,767	6,859	10,365

Total Assets Under Management
Beginning assets under management	27,032	41,210	24,040	46,208
Net redemptions	(281)	(1,371)	(615)	(1,913)
Market appreciation (depreciation)	3,792	(6,510)	7,118	(10,966)

Ending assets under management	30,543	33,329	30,543	33,329

Average assets under management	$28,721	$38,416	$25,951	$41,079

	At September 30,		Change
	2009	2008	Amount	Percent

Mutual Funds
Open-end funds	$18,092	$19,110	$(1,018)	(5)%
Closed-end funds	4,764	5,738	(974)	(17)

Total mutual funds	22,856	24,848	(1,992)	(8)
Separate Accounts
Institutional accounts	4,219	4,271	(52)	(1)
Managed accounts	3,468	4,210	(742)	(18)

Total separate accounts	7,687	8,481	(794)	(9)

Ending assets under management	$30,543	$33,329	$(2,786)	(8)%

	At September 30,		Change
	2009	2008	Amount	Percent

Assets by Strategy
Equity	$11,432	$14,788	$(3,356)	(23)%
Convertible	6,666	4,167	2,499	60
Defensive Equity	5,747	6,585	(838)	(13)
Enhanced Fixed Income	2,623	2,972	(349)	(12)
Total Return	2,141	2,766	(625)	(23)
Alternative	1,398	1,578	(180)	(11)
High Yield	339	222	117	53
Fixed Income	197	251	(54)	(22)

Ending assets under management	$30,543	$33,329	$(2,786)	(8)%

Table A
Calamos Asset Management, Inc.
Non-Operating Income (Loss), Net of Non-controlling Interest in Partnerships
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest income	$186	$519	$566	$1,859
Interest expense	(1,950)	(8,153)	(5,850)	(24,415)

Net interest expense	(1,764)	(7,634)	(5,284)	(22,557)

Investment income (loss)	(6,060)	(71,228)	1,452	(94,536)
Miscellaneous other income (loss)	(148)	218	217	707

Investment and other income (loss)	(6,208)	(71,010)	1,669	(93,829)

Non-operating loss	(7,972)	(78,644)	(3,615)	(116,386)

Net (income) loss attributable to non-controlling interest in partnerships	(141)	27,659	(330)	40,929

Non-operating loss, net of non-controlling interest in partnerships	$(8,113)	$(50,985)	$(3,945)	$(75,457)

Table B
Calamos Holdings LLC
Summary of Investment Portfolio Returns
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Returns reflected in earnings:
Investment income (loss)	$(6,060)	$(71,228)	$1,452	$(94,536)
Net (income) loss attributable to non-controlling interest in partnerships	(141)	27,659	(330)	40,929

Returns reflected in equity:
Net unrealized gain (loss) reported in accumulated other comprehensive income	16,649	(60,651)	30,638	(125,487)

Total investment portfolio returns	$10,448	$(104,220)	$31,760	$(179,094)

Average investment securities owned	$225,524	$677,564	$217,325	$739,806

Total portfolio return	4.6%	(15.4)%	14.6%	(24.2)%

Table C
Calamos Asset Management, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
     This earnings release announcing results of operations for the three and nine months ended September 30, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:
•	Net income, as adjusted

•	Diluted earnings per share, as adjusted
     In evaluating operating performance, management considers net income attributable to Calamos Asset Management, Inc. (CAM) and diluted earnings per share, each calculated in accordance with GAAP, as well as each item on an as-adjusted basis, which constitutes non-GAAP financial measures. Items presented on an as-adjusted basis exclude the impact of the revaluation of the net deferred tax asset in the second quarter of 2008. As these items are not expected to recur, management believes that excluding these items better enables it to evaluate the Company’s performance relative to prior periods. Management considers these non-GAAP financial measures when evaluating the Company’s performance and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s results for the periods compared.
     The following table provides a reconciliation of non-GAAP financial measures from their most directly comparable financial measures under GAAP for the nine months ended September 30, 2009 and 2008 (in thousands, except per share data):

	Nine Months Ended
	September 30,
	2009	2008

Net income attributable to CAM	$7,729	$1,546
Net deferred tax asset revaluation	—	6,771

Net income, as adjusted	$7,729	$8,317

Diluted earnings per share	$0.39	$0.06
Net deferred tax asset revaluation	—	0.34

Diluted earnings per share, as adjusted	$0.39	$0.40

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